Exhibit 1.01

Conflict Minerals Report

Expro Group Holdings N.V. - For the reporting period from January 1 to December 31, 2024

Company Overview

This report has been prepared by the management of Expro Group Holdings N.V. (herein referred to as the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated.

With roots dating to 1938, the Company is a leading provider of energy services, offering cost-effective, innovative solutions and what the Company considers to be best-in-class safety and service quality. The Company’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well intervention and integrity solutions. The Company provides services in many of the world’s major offshore and onshore energy basins, with operations in approximately 60 countries. The Company’s broad portfolio of products and services provides solutions to enhance production and improve recovery across the well lifecycle, from exploration through abandonment.

Our broad portfolio of products and services includes:

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Well Construction: Our well construction products and services support customers’ new wellbore drilling, wellbore completion and recompletion, wellbore plug and abandonment cementing and tubulars requirements. In particular, we offer advanced technology solutions in drilling and tubular running services.

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Well flow management: We gather valuable well and reservoir data, with a particular focus on well-site safety and environmental impact. We provide global, comprehensive well flow management systems for the safe production, measurement and sampling of hydrocarbons from a well during the exploration and appraisal phase of a new field; the flowback and clean-up of a new well prior to production; and in-line testing of a well during its production life. We also provide early production facilities to accelerate production; production enhancement packages to enhance reservoir recovery rates through the realization of production that was previously locked within the reservoir; metering and other well surveillance technologies to monitor and measure flow and other characteristics of wells.

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Well intervention and integrity: We provide well intervention solutions to acquire and interpret well data, maintain well bore integrity to improve production and well bore monitoring. In addition to our extensive fleet of mechanical and cased hole wireline units, CoilHose™, for wellbore lifting, cleaning and chemical treatments including fluid treatments in wellbore annuli.

Introduction

For the 2024 calendar year, Expro Group Holdings N.V. determined that tin, tungsten, tantalum, and/or gold (3TGs or “conflict minerals”) were necessary to the functionality or production of products that were manufactured or contracted to be manufactured. Therefore, Expro Group Holdings N.V. conducted a reasonable country of origin inquiry in good faith to determine whether any of the 3TGs in its products originated from Conflict-Affected and High-Risk Areas (CAHRAs), such as the Democratic Republic of the Congo (DRC) or an adjoining country (collectively referred to as the “Covered Countries”).

Based on the country of origin data, Expro Group Holdings N.V. believes its products could contain 3TGs that may have originated in the Covered Countries and, therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to “Section 1502 of the Dodd-Frank Act” or “the Rule”), due diligence was performed on the source and chain of custody of the 3TGs in question to determine whether its products are “conflict-free or responsibly sourced.” The Company designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”).

Expro Group Holdings N.V. is committed to complying with the requirements of the Rule and upholding responsible sourcing practices. As such, the Company has put into place a robust due diligence program to ensure its contributions to upholding human rights and responsible practices across the supply chain.

Conflict Minerals Program & Policy

The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. Expro Group Holdings N.V. adopted a Conflict Minerals Policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The Conflict Minerals Policy is available online and can be found here: https://investors.expro.com/governance/governance-documents.

Description of Products

Only some of the Company's products fall in scope of the Rule, as they contain (or may contain) one or more of the 3TGs. The following product line descriptions provide additional detail on in-scope products that contain, or may contain, 3TGs:

Flow meters; subsea safety valves; oil, gas and core analysis laboratory equipment; downhole drilling tools, solids and pressure control equipment for drilling fluids systems, data acquisition equipment for drilling operations, surface and downhole completions tools, cementing equipment, wellhead and Landing String systems, production systems and manifolds and aftermarket parts, valves, actuators; chokes and aftermarket parts, oil and gas separation equipment; heaters, desalting units, gas conditioning units, and electronic controls equipment.

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in products originated in Conflict-Affected and High-Risk Areas, Expro Group Holdings N.V. retained Assent Inc. (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. The Company provided a list composed of 301 suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager.

To trace materials, and demonstrate transparency procured by the supply chain, Expro Group Holdings N.V. utilized the Conflict Minerals Reporting Template (CMRT) Version 6.4 or higher to conduct a survey of all in-scope suppliers.

During the supplier survey, the Company contacted suppliers via the Assent Compliance Manager, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The Assent Compliance Manager also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Via the Assent Compliance Manager and Assent team, the Company requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the Assent Compliance Manager for future reporting and transparency. Expro Group Holdings N.V. directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.

The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted declaration forms are accepted so that data is retained, but they are classified as valid or invalid based on a set criteria of validation errors (see Appendix C for CMRT validation criteria). Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Expro Group Holdings N.V. tracks program gaps to account for future improvement opportunities.

For RY 2024, there were 302 suppliers in scope of the conflict minerals program and 230 provided a complete CMRT. Expro International’s total response rate for this reporting year was 76%.

Year	Suppliers in Scope	Response Rate
RY 2023	486	51%
RY 2024	302	76%

Through reasonable due diligence practices, Expro Group Holdings N.V. was able to take advantage of a broader set of country-of-origin data to complement efforts in establishing transparency in the supply chain. Based on the findings, Expro Group Holdings N.V. was able to determine all the possible countries minerals (such as 3TGs) used in its product originated from. As such, Expro Group Holdings N.V. can perform further due diligence on the source and chain of custody of the minerals in question.

Our 2024 Expro Group Holdings N.V. CM program has returned a significant improvement of in scope supplier response rates for the reporting period.

Due Diligence

Design of Due Diligence

Expro Group Holdings N.V. designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification, and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

1) Establish Strong Company Management Systems

Internal Compliance Team

The Expro Group Holdings N.V. established cross-functional Conflict Minerals Team led by Joerg Gruber – Chief Compliance Officer still meets on a regular basis to discuss our progress of the current year’s campaign.

The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

The Company also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regard to conflict minerals.

The Company leverages Assent’s Managed Services to work with dedicated program specialists who support Expro International’s conflict minerals program. The Company communicates regularly with the Assent team to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and CMRs, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

The Company expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Expro Group Holdings N.V. are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TGs) sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Expro Group Holdings N.V.’s Supplier Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance.

The Supplier Code of Conduct is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The Supplier Code of Conduct is reviewed annually to ensure it continues to align with the industry’s best practices.

Expro Terms and Conditions of Purchase have been updated to include Conflict Minerals language section 21.4 States : Supplier represents, warrants and covenants that, to Supplier’s knowledge after reasonable investigation, the Goods (and any gold, tin, tantalum and/or tungsten procured from a third party for incorporation into the Goods), are, and upon delivery will be, DRC Conflict Free (as such term is defined in the U.S. Securities Exchange Act of 1934, as amended by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules and regulations of the U.S. Securities and Exchange Commission).

Expro Groups ERP system now has the capability to identify our own designed parts / products that could incorporate Conflict Minerals based on material specifications and chemical composition. This now means we can identify our tier 1 suppliers who provide any affected finished equipment to us in a far more targeted reporting approach than what was carried out in the previous reporting period.

Using lessons learned from the previous year’s campaign, we have carried out a far more detailed analysis of our Commercial off-the-shelf spending in 2024. This has enabled us to reduce the number of in-scope suppliers based on actual procured products being out of scope or no procurement activity within the reporting year, rather than our broader commodity-based approach to all metallic and electrical commodities that we used in the previous year.

Supplier Engagement

Expro Group Holdings N.V. has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, Expro Group Holdings N.V. has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Expro International’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly fill a CMRT. Suppliers are provided with guidance in their native language, if needed.

The Company engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, the Company has developed an internal procedure that includes supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.

Additionally, the Company’s Conflict Minerals Policy is included in supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with Expro International Group Limited. When entering into or renewing supplier contracts, a clause is added that requires suppliers to provide information about the source of 3TGs and smelters.

The Company continues to place a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. Also, Assent’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals’ risks and offers practical steps in how they should go about mitigating their risks.

The Company believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanisms

The Company established multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Expro Group Holdings N.V. policies, including conflict minerals. Suppliers and others outside of Expro Group Holdings N.V. may contact the Conflict Minerals Team, including to report grievances, via a dedicated email address that is published in the Conflict Minerals Policy and in other communications with suppliers. In addition, employees may anonymously report suspected violations using “Speak - Up”. Any violations are reported to the Corporate Compliance Committee.

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/

Maintain Records

The Company has adopted a policy to retain relevant documentation for a period of five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in a database that can be audited by internal or external parties.

2) Identifying & Assessing Risk in the Supply Chain

Supplier Risk Evaluation

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the Assent Compliance Manager identifies automatically based on established criteria. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Expro Group Holdings N.V. is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that considers multiple conflict minerals factors.

Smelter/Refiners Risk Evaluation

Other supply chain risks were identified by assessing the due diligence practices and audit status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent’s Smelter validation program compared listed facilities into the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2024 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (RMAP). Expro Group Holdings N.V. does not have a direct relationship with smelters/refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict-free or responsibly sourced.” In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or when they are considered non-conformant by RMAP, further due diligence steps are followed to notify suppliers reporting these facilities. Smelters/refiners are actively monitored to proactively identify other risks pertaining to conflict minerals.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to Conflict-Affected and High-Risk Areas.

●	Known mineral source country of origin.

●	RMAP audit status.

●	Credible evidence of unethical or conflict sourcing.

●	Peer assessments conducted by credible third-party sources.

●	Sanctions risks

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Examples include the submission of a product specific CMRT to better identify the connection to products that they supply to Expro International Group Limited. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain.

In addition, suppliers are guided to the educational materials mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

3) Design & Implement A Strategy to Respond to Risks

Together with Assent, Expro Group Holdings N.V. developed processes to assess and respond to the risks identified in the supply chain. Expro Group Holdings N.V. has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance with the conflict minerals rules and the Company’s expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Team and the Expro International’s Leadership Team to ensure transparency within the Company.

4) Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Expro Group Holdings N.V. does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters/refiners (industry-recognized audit/assessment programs).

As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program.

Assent directly engages smelters/refiners that are not currently enrolled in an industry-recognized audit/assessment program to encourage their participation and for those smelters/refiners already conformant to the corresponding program’s standards, Assent thanks them for their efforts on behalf of its compliance partners. Expro Group Holdings N.V. is a signatory of these communications in accordance with the requirements of downstream companies detailed in the OECD Guidance.

5) Report Annually on Supply Chain Due Diligence

Expro Group Holdings N.V. has published the Form SD for the year ended December 31, 2024. This report is available on the Investor Relations section of the Company’s website at https://investors.expro.com/financials/sec-filings. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Expro Group Holdings N.V. has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission (SEC).

This year the Company has also considered impacts from the EU Conflict Minerals Regulation when disclosing details with regards to due diligence efforts. The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public reports.

Due Diligence Results

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refinery sources are identified. The following is the result of the outreach conducted by Expro Group Holdings N.V. for the 2024 reporting year.

Supply Chain Outreach Metrics

Number of In Scope Suppliers

Year	No of Suppliers	Response Rate
2023	486	50.82%
2024	302	76.16%

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2024 calendar year.

As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period.

Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners that actually processed the 3TGs contained in the Company’s products.

Although the potential for over-reporting is understood, Expro Group Holdings N.V. has taken measures to validate all smelter/refiner data against validated audit programs and databases intended to verify the material types and mine sources of origin.

Suppliers that identified smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections by Assent.

Status	Number	Percentage
Low	120	51.17%
Medium	81	35.22%
High	29	12.61%

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country-of-origin data obtained via Assent’s supply chain database (or other RCOI data, in the scenario Expro Group Holdings N.V. decides to use alternative data sources). As mentioned in the above section, it is understood that overreporting might occur, which could result in Appendix B having more countries than those strictly relevant to the Company’s products.

Steps to Be Taken to Mitigate Risk

For RY 2025, Expro Group Holdings N.V. intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could originate from Conflict-Affected and High-Risk Areas:

●	Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:

o	Using a comprehensive smelter and refinery library with detailed status and notes for each entity.

o	Scanning for verifiable media sources on each smelter and refinery to flag risk issues.

o	Comparing the list of smelters/refiners against government watch and denied parties lists.

●	Seeking to increase our supplier responses in the reporting period 2024, while recognizing that responses will depend on supplier cooperation.

●	Engage with all high-risk suppliers to understand their risk level and the future implications of managing or reducing the risk level to an acceptable standard.

●	Engage with suppliers more closely and provide more information and training resources through Assent regarding responsible sourcing of 3TGs.

●	Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from their sub suppliers.

●	Continue to assess the presence of conflict minerals for non Expro engineered products in our relevant supply chain.

●	Continue to assess the presence of conflict minerals at design stage and identify on or engineered part numbering.

●	Continue to include a conflict minerals flow-down clauses in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.

●	Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refinery information from the supply chain through feedback and detailed smelter analysis.

●	Seek where practicable alternative suppliers that responsibly source necessary conflict minerals.

Appendix A: Smelter List

Includes: mineral, smelter/refinery name, location

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Gold	Advanced Chemical Company	United States of America	CID000015	Conformant	Low Risk
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant	Low Risk
Gold	Agosi AG	Germany	CID000035	Conformant	Low Risk
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant	Medium Risk
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant	Low Risk
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant	Low Risk
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant	Low Risk
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant	Low Risk
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required	Low Risk
Gold	Aurubis AG	Germany	CID000113	Conformant	Low Risk
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant	Low Risk
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant	Low Risk
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant	Low Risk
Gold	Caridad	Mexico	CID000180	Outreach Required	Low Risk
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant	Low Risk
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant	Medium Risk
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required	High Risk
Gold	Chimet S.p.A.	Italy	CID000233	Conformant	Low Risk
Gold	Chugai Mining	Japan	CID000264	Conformant	Low Risk
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required	Medium Risk
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	Conformant	Low Risk
Gold	Dowa	Japan	CID000401	Conformant	Medium Risk
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant	Low Risk
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required	Medium Risk

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required	Medium Risk
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required	Medium Risk
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	Conformant	Low Risk
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant	Low Risk
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant	Low Risk
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant	Low Risk
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required	Medium Risk
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required	Medium Risk
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	Communication Suspended - Not Interested	Medium Risk
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant	Low Risk
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant	Low Risk
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant	Low Risk
Gold	Japan Mint	Japan	CID000823	Conformant	Low Risk
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant	Low Risk
Gold	Asahi Refining USA Inc.	United States of America	CID000920	Conformant	Low Risk
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant	Low Risk
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant	Low Risk
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required	Low Risk
Gold	Kazzinc	Kazakhstan	CID000957	Conformant	Low Risk
Gold	Kennecott Utah Copper LLC	United States of America	CID000969	Conformant	Low Risk
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant	Low Risk
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant	Medium Risk
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed	Medium Risk
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required	High Risk
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required	Medium Risk

Gold	LS MnM Inc.	Korea, Republic of	CID001078	Conformant	Low Risk
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required	Medium Risk
Gold	Materion	United States of America	CID001113	Conformant	Low Risk
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant	Low Risk
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant	Low Risk
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant	Medium Risk
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant	Low Risk
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant	Low Risk
Gold	Metalor USA Refining Corporation	United States of America	CID001157	Conformant	Low Risk
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant	Low Risk
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant	Medium Risk
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant	Low Risk
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant	Low Risk
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant	Low Risk
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant	Medium Risk
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant	Low Risk
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant	Low Risk
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required	Medium Risk
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant	Low Risk
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant	Low Risk
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant	Medium Risk
Gold	Royal Canadian Mint	Canada	CID001534	Conformant	Low Risk
Gold	Sabin Metal Corp.	United States of America	CID001546	Communication Suspended - Not Interested	Medium Risk
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	Non Conformant	High Risk

Gold	Samwon Metals Corp.	Korea, Republic of	CID001562	Communication Suspended - Not Interested	Medium Risk
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant	Low Risk
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required	Medium Risk
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant	Medium Risk
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant	Low Risk
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761	Conformant	Low Risk
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant	Low Risk
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	CID001810	Outreach Required	Medium Risk
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant	Low Risk
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required	Medium Risk
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant	Medium Risk
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant	Low Risk
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required	Medium Risk
Gold	Torecom	Korea, Republic of	CID001955	Non Conformant	Medium Risk
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant	Low Risk
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	Conformant	Low Risk
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant	Low Risk
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant	Low Risk
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant	Low Risk
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant	Medium Risk
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant	Low Risk
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant	Medium Risk
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required	Low Risk
Gold	SAFINA A.S.	Czechia	CID002290	Conformant	Low Risk
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required	Medium Risk
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant	Medium Risk
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant	Medium Risk
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant	Low Risk

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516	Non Conformant	Medium Risk
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required	Medium Risk
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required	Medium Risk
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant	Medium Risk
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant	High Risk
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required	Medium Risk
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required	High Risk
Gold	T.C.A S.p.A	Italy	CID002580	Conformant	Low Risk
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant	Low Risk
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required	Medium Risk
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant	High Risk
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required	Medium Risk
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	Conformant	Low Risk
Gold	Marsam Metals	Brazil	CID002606	Non Conformant	Medium Risk
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant	Low Risk
Gold	Abington Reldan Metals, LLC	United States of America	CID002708	Conformant	Low Risk
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required	Medium Risk
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required	Low Risk
Gold	SAAMP	France	CID002761	Non Conformant	Medium Risk
Gold	L'Orfebre S.A.	Andorra	CID002762	Non Conformant	Medium Risk
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant	Medium Risk
Gold	Italpreziosi	Italy	CID002765	Conformant	Low Risk
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant	Low Risk
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Non Conformant	Medium Risk
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant	High Risk
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant	High Risk
Gold	Sai Refinery	India	CID002853	Outreach Required	Medium Risk

Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant	Medium Risk
Gold	Bangalore Refinery	India	CID002863	Active	Medium Risk
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required	Low Risk
Gold	Pease & Curren	United States of America	CID002872	Communication Suspended - Not Interested	Medium Risk
Gold	JALAN & Company	India	CID002893	Outreach Required	Medium Risk
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918	Conformant	Low Risk
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant	Low Risk
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required	Low Risk
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant	Medium Risk
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required	Medium Risk
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required	Medium Risk
Gold	NH Recytech Company	Korea, Republic of	CID003189	Conformant	Low Risk
Gold	QG Refining, LLC	United States of America	CID003324	Outreach Required	Medium Risk
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required	Medium Risk
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required	Medium Risk
Gold	Sovereign Metals	India	CID003383	Outreach Required	High Risk
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant	Low Risk
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant	Medium Risk
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required	High Risk
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required	Medium Risk
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required	Medium Risk
Gold	Alexy Metals	United States of America	CID003500	Non Conformant	Medium Risk

Gold	MD Overseas	India	CID003548	Outreach Required	Medium Risk
Gold	Metallix Refining Inc.	United States of America	CID003557	Outreach Required	Low Risk
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant	Low Risk
Gold	WEEEREFINING	France	CID003615	Conformant	Low Risk
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant	Low Risk
Gold	Dongwu Gold Group	China	CID003663	Outreach Required	Medium Risk
Gold	Sam Precious Metals	United Arab Emirates	CID003666	In Communication	Medium Risk
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant	Low Risk
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required	Medium Risk
Gold	GG Refinery Ltd.	Tanzania, United Republic of	CID004506	Conformant	Low Risk
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required	Medium Risk
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Active	Medium Risk
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China	CID004755	Conformant	Low Risk
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Active	Medium Risk
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Active	Low Risk
Gold	NOBLE METAL SERVICES	United States of America	CID003690	Outreach Required	Low Risk
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant	Medium Risk
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant	Medium Risk
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant	Medium Risk
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant	Medium Risk
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant	Medium Risk
Tantalum	AMG Brasil	Brazil	CID001076	Conformant	Low Risk
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant	Low Risk
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant	Low Risk
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant	Medium Risk
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant	Low Risk
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant	Medium Risk
Tantalum	QuantumClean	United States of America	CID001508	Conformant	Low Risk
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant	Low Risk
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed	High Risk

Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant	Low Risk
Tantalum	Telex Metals	United States of America	CID001891	Conformant	Low Risk
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant	Low Risk
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant	Low Risk
Tantalum	D Block Metals, LLC	United States of America	CID002504	Conformant	Low Risk
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant	Low Risk
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant	Medium Risk
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant	Low Risk
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant	Low Risk
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant	Medium Risk
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant	Low Risk
Tantalum	Materion Newton Inc.	United States of America	CID002548	Conformant	Low Risk
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant	Medium Risk
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant	Low Risk
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557	Conformant	Low Risk
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant	Medium Risk
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant	Low Risk
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant	Low Risk
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant	Low Risk
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required	Low Risk
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant	Low Risk
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	In Communication	Medium Risk
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant	Medium Risk
Tin	Alpha	United States of America	CID000292	Conformant	Low Risk
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant	Medium Risk
Tin	Dowa	Japan	CID000402	Conformant	Low Risk
Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438	Conformant	Low Risk
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant	Low Risk
Tin	Fenix Metals	Poland	CID000468	Conformant	Low Risk
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant	Medium Risk

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant	High Risk
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant	High Risk
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant	Medium Risk
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant	Medium Risk
Tin	Metallic Resources, Inc.	United States of America	CID001142	Conformant	Low Risk
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant	Low Risk
Tin	Minsur	Peru	CID001182	Conformant	Low Risk
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant	Low Risk
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant	Medium Risk
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant	Low Risk
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337	Conformant	Low Risk
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant	Medium Risk
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant	Medium Risk
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant	Medium Risk
Tin	Rui Da Hung	Taiwan, Province of China	CID001539	Conformant	Medium Risk
Tin	Thaisarco	Thailand	CID001898	Conformant	Medium Risk
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant	Medium Risk
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required	High Risk
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant	Low Risk
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant	Medium Risk
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant	Low Risk
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant	Low Risk
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Active	Medium Risk
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant	Medium Risk
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant	Medium Risk
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant	Medium Risk
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required	High Risk
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required	Medium Risk

Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant	Medium Risk
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant	Low Risk
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required	Medium Risk
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant	Low Risk
Tin	Super Ligas	Brazil	CID002756	Conformant	Low Risk
Tin	Aurubis Beerse	Belgium	CID002773	Conformant	Low Risk
Tin	Aurubis Berango	Spain	CID002774	Conformant	Low Risk
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant	Low Risk
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant	Medium Risk
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant	Medium Risk
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant	Low Risk
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required	High Risk
Tin	Tin Technology & Refining	United States of America	CID003325	Conformant	Low Risk
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant	Medium Risk
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant	Medium Risk
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant	Medium Risk
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant	Medium Risk
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant	Medium Risk
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required	Medium Risk
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant	Low Risk
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant	Low Risk
Tin	CRM Synergies	Spain	CID003524	Conformant	Low Risk
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Non Conformant	Medium Risk
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant	Low Risk
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant	Low Risk
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant	Low Risk
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant	Low Risk
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant	Medium Risk
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant	Medium Risk
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant	Medium Risk

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of The	CID004065	Conformant	Medium Risk
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant	Low Risk
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required	Medium Risk
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required	Medium Risk
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant	Medium Risk
Tungsten	Kennametal Huntsville	United States of America	CID000105	Conformant	Low Risk
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant	Low Risk
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant	Medium Risk
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required	Medium Risk
Tungsten	Global Tungsten & Powders LLC	United States of America	CID000568	Conformant	Low Risk
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant	High Risk
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant	Medium Risk
Tungsten	Kennametal Fallon	United States of America	CID000966	Conformant	Low Risk
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant	Low Risk
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant	Medium Risk
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested	Medium Risk
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant	Medium Risk
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant	Low Risk
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant	Medium Risk
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant	Medium Risk
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant	Medium Risk
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant	Medium Risk
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant	Medium Risk
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant	Medium Risk
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant	Medium Risk
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant	Medium Risk
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant	Low Risk
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant	Low Risk
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant	Medium Risk

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant	Medium Risk
Tungsten	Niagara Refining LLC	United States of America	CID002589	Conformant	Low Risk
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant	Low Risk
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant	High Risk
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant	Low Risk
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant	Medium Risk
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407	Conformant	Low Risk
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant	Low Risk
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant	Medium Risk
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant	Low Risk
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant	Low Risk
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required	Medium Risk
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	CID003978	Outreach Required	Medium Risk
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant	Low Risk
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required	Medium Risk

Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056	Outreach Required	Medium Risk
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	CID004060	Outreach Required	Medium Risk
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	CID004397	Conformant	Low Risk
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant	Low Risk
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619	Conformant	Low Risk
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Active	Medium Risk
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant	Low Risk
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Laos	CID005017	Active	Medium Risk

Appendix B: Countries of Origin

Includes: list of countries that declared smelters are known to source from.

Albania	Ecuador	Kyrgyzstan	Saudi Arabia
Andorra	Egypt	Liberia	Senegal
Angola	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Armenia	Estonia	Luxembourg	Singapore
Australia	Ethiopia	Madagascar	Slovakia
Austria	Fiji	Malaysia	Solomon Islands
Azerbaijan	Finland	Mali	South Africa
Belarus	France	Mauritania	South Sudan
Belgium	Georgia	Mexico	Spain
Benin	Germany	Mongolia	Sudan
Bermuda	Ghana	Morocco	Suriname
Bolivia (Plurinational State of)	Guam	Mozambique	Sweden
Botswana	Guatemala	Myanmar	Switzerland
Brazil	Guinea	Namibia	Taiwan
Bulgaria	Guyana	Netherlands	Tajikistan
Burkina Faso	Honduras	New Zealand	Tanzania
Burundi	Hong Kong	Nicaragua	Thailand
Cambodia	Hungary	Niger	Togo
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Ivory Coast	Peru	Uruguay
Cyprus	Japan	Philippines	Uzbekistan
Democratic Republic of Congo	Jersey	Poland	VietNam
Djibouti	Kazakhstan	Portugal	Zambia
Dominica	Kenya	Russian Federation
Dominican Republic	Korea	Rwanda

Appendix C: CMRT Declaration Rejection/Approval Criteria

Assent Sustainability Platform Logic Structure

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Dashboard Supplier Response Statuses

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier
Complete	A CMRT has been submitted, and is valid and complete
Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT
Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template
Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted